Pre-Qualification Amendment No. 4

File No. 024-12390

EXPLANATORY NOTE

 This is a pre-qualification amendment to the offering statement on Form 1-A filed by Arrived Debt Fund, LLC (the “Offering Statement”).  This Pre-Qualification Amendment No. 4 to the Offering Statement is filed solely for the purpose of filing Exhibit 11.2.  Accordingly, this Pre-Qualification Amendment No. 4 to the Offering Statement consists only of Part I, this Explanatory Note, and Part III, containing the Exhibit Index and signature page.  The Offering Circular contained in Part II of the Offering Statement is unchanged by this Pre-Qualification Amendment No. 4 and has therefore been omitted.

PART III – EXHIBITS

Index to Exhibits

Exhibit No.	Description
2.1*	Certificate of Formation (incorporated by reference to the copy thereof filed as Exhibit 2.1 to the Company’s Form 1-A filed January 17, 2024)
2.2*	Form of Amended and Restated Operating Agreement (incorporated by reference to the copy thereof filed as Exhibit 2.2 to the Company’s Form 1-A filed January 17, 2024)
3.1*	Distribution Reinvestment and Direct Share Purchase Plan (included in the Offering Circular as Appendix B and incorporated herein by reference)
4.1*	Form of Subscription Agreement (incorporated by reference to the copy thereof filed as Exhibit 4.1 to the Company’s Form 1-A filed January 17, 2024)
6.1*	Broker-Dealer Agreement (incorporated by reference to the copy thereof filed as Exhibit 6.1 to the Company’s Form 1-A filed January 17, 2024)
6.2*	Form of Shared Services Agreement (incorporated by reference to the copy thereof filed as Exhibit 6.2 to the Company’s Form 1-A filed January 17, 2024)
6.3*	Form of License Agreement (incorporated by reference to the copy thereof filed as Exhibit 6.3 to the Company’s Form 1-A filed January 17, 2024)
11.1*	Consent of Goodwin Procter LLP (included in Exhibit 12.1) (incorporated by reference to the copy thereof filed as Exhibit 11.1 to the Company’s Form 1-A filed February 22, 2024)
11.2**	Consent of Morison Cogen LLP
12.1*	Opinion of Goodwin Procter LLP as to the legality of the securities being qualified (incorporated by reference to the copy thereof filed as Exhibit 12.1 to the Company’s Form 1-A filed February 22, 2024)

*	Previously filed
**	Filed herewith

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on May 9, 2024.

Arrived Debt Fund, LLC

By:	Arrived Fund Manager, LLC

By:	/s/ Ryan Frazier
	Name:	Ryan Frazier
	Title:	Chief Executive Officer

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ryan Frazier	Chief Executive Officer of Arrived Holdings, Inc.	May 9, 2024
Ryan Frazier	(Acting Principal Executive Officer)

/s/ Sue Korn	Chief Financial Officer of Arrived Holdings, Inc.	May 9, 2024
Sue Korn	(Acting Principal Financial Officer and Principal Accounting Officer)

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